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                                                                    EXHIBIT 23.4
                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
DURO Communications, Inc.:

    We consent to the inclusion of our report dated February 19, 2000, with respect to the balance sheets of Surf South, Inc. as of December 29, 1999 and December 31, 1998 and 1997, and the related statements of operations, stockholders' equity, and cash flows for the period from January 1, 1999 through December 29, 1999, and for each of the years in the two-year period ended December 31, 1998, and our report dated February 29, 2000, with respect to the balance sheets of Opti-Link Communications, Inc. (a wholly owned subsidiary of Telecom Group, Inc.) as of December 22, 1999 and December 31, 1998, and the related statements of operations, stockholders' equity, and cash flows for the period from January 1, 1999 through December 22, 1999, and for the period from April 22, 1998 (date of inception) through December 31, 1998, which reports appear in the registration statement of DURO Communications, Inc. dated April 13, 2000.

/s/ Bowen, Phillips and Carmichael, LLP

Bowen, Phillips and Carmichael, LLP

Tifton, Georgia
April 13, 2000